THIRD OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS THIRD OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this

“Agreement”) is made as of July 1, 2025, by and among BLOCK 40 PROPERTY, LLC, a Delaware limited liability company (“Borrower”), CHARLES R. ABELE, JR., PETER JAGO, HARISH MEHTA, each a natural person, and ESTATE OF DANIEL B. MCCARTHY (as successor-in-interest to Daniel B. McCarthy) (individually and/or collectively, as the context may require, “Guarantor”), and BREDS V US INVESTMENTS 2 L.L.C., a Delaware limited liability company (as successor-in-interest to Deutsche Bank AG, New York Branch), having an address at c/o Blackstone Real Estate Debt Strategies, 345 Park Avenue, New York, New York 10154, as administrative agent (including any of its successors and assigns, “Agent”). All capitalized terms not defined herein shall have the respective meanings set forth in that certain Loan Agreement, dated as of June 1, 2022, among Borrower, Agent and certain Lenders from time to time party thereto, as amended by that certain First Omnibus Amendment to Loan Documents, dated as of April 30, 2024, among Borrower, Guarantor and Agent (the “First Omnibus Amendment”) and that certain Second Omnibus Amendment to Loan Documents, dated as of May 30, 2025, by and among Borrower, Guarantor and Agent (the “Second Omnibus Amendment”) (as the same may hereafter be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”).

WITNESSETH:

WHEREAS, on June 1, 2022, the Lenders made the Loan to Borrower pursuant to the Loan Agreement and the other Loan Documents;

WHEREAS, pursuant to the definition of “Maturity Date” in the Loan Agreement, Borrower is required to pay the Debt in full no later than June 1, 2025 (the “First Extended Maturity Date”), unless Borrower extends the Maturity Date by satisfying the conditions precedent thereto set forth in Section 2.7 of the Loan Agreement;

WHEREAS, Borrower requested, and Lender agreed, to extend the term of the Loan to the Short Term Extension Date (i.e., July 1, 2025) pursuant to the terms and conditions set forth in the Second Omnibus Amendment, which terms and conditions had not been satisfied as of the Short Term Extension Date and have not been satisfied as of the date hereof;

WHEREAS, Borrower has requested, and Agent has agreed, among other things, to further extend the term of the Loan to the Second Extended Maturity Date (i.e., June 1, 2026) effective as of the Third Amendment Effective Date (as defined herein), pursuant to the terms and conditions set forth herein; and

WHEREAS, Borrower Parties and Lender Parties have agreed (subject to the terms and conditions set forth herein), to amend the Loan Documents in accordance with this Agreement.

NOW, THEREFORE, in consideration of Borrower’s and Guarantor’s agreements under the Loan Documents and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

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1.                  EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective immediately upon the satisfaction of the Conditions Precedent (as defined herein) set forth in Section 3.

2.                  AMENDMENTS.

(a)                The following definitions are hereby added to Section 1.1 of the Loan Agreement, in the appropriate alphabetical location:

(i)                 ““Third Amendment Effective Date” shall mean July 1, 2025, as long as the Conditions Precedent set forth in the Third Omnibus Amendment have been satisfied, as reasonably determined by Agent.”

(ii)              ““Third Omnibus Amendment” shall mean that certain Third Omnibus Amendment to Loan Documents, dated as of July 1, 2025, by and among the Borrower, Guarantor and Agent.”

(iii)            ““Scheduled Pay-Down” shall have the meaning set forth in Section

2.4.6 hereof.” Section 2.4.6 hereof.”

(iv)             ““Scheduled Pay-Down Date” shall have the meaning set forth in

(v)               ““Second Extension Interest Rate Cap” shall have the meaning set forth in Section 2.7.1(d) hereof.”

(b)               The following definitions set forth in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and the following definitions are inserted in lieu thereof:

(i)                 ““Maturity Date” shall mean, from and after the Third Amendment Effective Date, (i) the Second Extended Maturity Date, or (ii) in the event of the exercise by Borrower of the Third Extension Option pursuant to Section 2.7, the Maturity Date shall be the Third Extended Maturity Date or (iii) such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.”

(ii)              ““Spread” shall mean, from and after the Third Amendment Effective Date, three hundred basis points (3.00%) per annum.”

(iii)            ““Strike Price” shall mean (a) prior to the Initial Stated Maturity Date, two and one quarter percent (2.25%) per annum, (b) during the Second Extension Period, four percent (4.00%) per annum, and (c) during the Third Extension Period, the lesser of (i) two and three tenths percent (2.30%) per annum and (ii) a per annum rate not more than the rate that would, when set forth as the Strike Price in the definition of Debt Service applicable for purposes of calculating the Debt Service Coverage Ratio, result in the Debt Service Coverage Ratio, calculated as of the first day of such Extension Period, to be equal to or greater than 1:30:100.”

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(c)                Section 2.4 of the Loan Agreement is hereby amended by adding the following new Section 2.4.6 immediately after Section 2.4.5:

“2.4.6 Scheduled Principal Pay-Downs. Notwithstanding anything to the contrary contained herein, Borrower shall pay to Agent the following amounts to be applied toward the Outstanding Principal Balance of the Loan in accordance with Section 2.4.5 of the Loan Agreement (each, a “Scheduled Pay-Down”) on or before the dates set forth below (each, a “Scheduled Pay- Down Date”):

Scheduled Pay-Down Date	Scheduled Pay-Down Amount
July 18, 2025	$ 250,000.00*
July 25, 2025	$ 1,500,000.00*
August 25, 2025	$ 2,000,000.00
September 25, 2025	$ 1,625,000.00
Aggregate	$ 5,375,000.00

the following:

*Agent acknowledges that the Scheduled Pay-Downs due on July 18, 2025 and July 25, 2025 have been received.

No Scheduled Pay-Down shall relieve Borrower of its obligations to make any other payment required under the Loan Documents. The failure of Borrower to make any Scheduled Pay-Down in the full amount required on or before the applicable Scheduled Pay-Down Date shall constitute an immediate Event of Default.”

(d)               Section 2.7.1(d) of the Loan Agreement is hereby deleted and replaced with

“(d) Borrower shall, (1) with respect to the Second Extension Option, (i) obtain and deliver to Agent not later than August 1, 2025 one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty in a notional amount equal to $73,625,000.00, which Replacement Interest Rate Cap Agreement(s) shall be (A) for the period commencing on August 1, 2025 and expiring no earlier than the Second Extended Maturity Date and (B) otherwise on same terms set forth in Section 2.6 hereof (collectively, the “Second Extension Interest Rate Cap”), and (ii) execute and deliver an Acknowledgment with respect to the Second Extension Interest Rate Cap; and

(2) with respect to the Third Extension Option, (i) obtain and deliver to Agent not later than one (1) Business Day prior to the first day of the term of the Loan as extended, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty, in a notional amount equal to the Outstanding Principal Balance, which Replacement Interest Rate Cap Agreement(s) shall be

(A) effective for the period commencing on the day immediately following the

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then applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs and (B) otherwise on same terms set forth in Section 2.6 hereof and (ii) execute and deliver an Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement. For avoidance of doubt, the failure of Borrower to obtain and deliver to Agent the Second Extension Interest Rate Cap on or before August 1, 2025 in accordance with this Section 2.7.1(d) and promptly (within standard and customary time periods following the date of entry into the Second Extension Interest Rate Cap) deliver a Counterparty Opinion with respect to the Second Extension Interest Rate Cap and the related Acknowledgment shall constitute an immediate Event of Default;”

(e)                Notwithstanding anything to the contrary in Section 2.7 of the Loan Agreement, and notwithstanding the fact that the conditions set forth in Section 2.7.1 of the Loan Agreement have not been satisfied, as of the Third Amendment Effective Date, the Short Term Extension Date shall be extended to the (i) Second Extended Maturity Date, or (ii) such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at the Second Extended Maturity Date, by declaration of acceleration, or otherwise, and Borrower shall be deemed to have exercised its Second Extension Option.

3.                  CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS

AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, the terms of this Agreement and the agreements by Borrower and Agent hereunder are subject to the satisfaction of each of the following conditions precedent (the “Conditions Precedent”), and this Agreement shall not be in effect (despite any execution thereof by the parties) until satisfaction thereof:

(a)                Borrower shall pay to Agent a non-refundable modification fee of

$250,000.00 (the “Modification Fee”), which Agent acknowledges has been satisfied. The Modification Fee shall be fully earned when paid and shall not be applied to principal, interest or any other sums due under the Loan.

(b)               The representations and warranties made by Borrower in the Loan Documents shall be true and correct in all material respects on and as of the date hereof, with the same force and effect as if made on and as of such date (unless the applicable representation and/or warranty relates to a different specified time period), subject to changes to such representations and warranties disclosed to Agent in writing, so long as such update is not the result of any breach of a covenant of Borrower under the Loan Documents and such changes do not result from any Default or Event of Default by Borrower.

(c)                The representations and warranties made by Guarantors in the Loan Documents shall be true and correct in all material respects on and as of the date hereof, with the same force and effect as if made on and as of such date (unless the applicable representation and/or warranty relates to a different specified time period), subject to changes to such representations and warranties disclosed to Agent in writing, so long as such update is not the result of any breach of a covenant of Guarantor under the Loan Documents and such changes do not result from any

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Default or Event of Default by Guarantor. The Bad Act Guaranty and the Carry Guaranty remain in full force and effect and are enforceable in accordance with their terms (except to the extent such enforceability may be limited by principles of equity or bankruptcy or insolvency law) and there exist no Defaults, offsets or defenses thereunder, or any event which with the giving of notice, passage of time, or both, would constitute a Default, offset or defense thereunder. No Guarantor shall be deemed to have been released by Agent from its obligations under the Bad Act Guaranty and the Carry Guaranty by reason of Agent’s acceptance of this Agreement without the execution by such Guarantor or otherwise. Notwithstanding the foregoing, the personal representative nominee (“PR Nominee”) of the Estate of Daniel B. McCarthy (the “McCarthy Estate”), hereby disclaims any direct or indirect knowledge of the financial condition of the McCarthy Estate, as the McCarthy Estate is in the process of being administered through probate. Thus, the PR Nominee neither affirms nor acknowledges any representation or warranty in connection with any guaranty(ies) given by the Daniel B. McCarthy as additional security for the Loan. Subject to the foregoing, PR Nominee affirms the McCarthy Estate’s acceptance of the terms and conditions of this Agreement.

(d)               All amounts due and payable by Borrower and any other Person pursuant to the Loan Documents, and all costs and expenses of Agent and Lenders, including fees and expenses of Agent’s and each Lender’s third-party counsel, in connection with the Loan and/or the extension of the Term, as of the Third Amendment Effective Date, shall have been paid in full.

(e)                Borrower shall have paid to Agent the Extension Fee in the amount of

$184,062.50, which Agent acknowledges has been satisfied.

(f)                Borrower shall have paid to Agent the Exit Fee in the amount of $26,875.00, which Agent acknowledges has been satisfied.

(g)               Borrower shall have delivered to Agent a true, complete and correct copy of the organizational chart relating to Borrower and certain Affiliates in form substantially similar to that delivered to Agent in connection with the closing of the Loan, dated as of the date hereof.

(h)               Borrower and Guarantor shall reasonably cooperate with providing information reasonably requested by Agent to update compliance with Agent’s and each Lender’s “Know Your Customer” and other similar policies and procedures as of the date hereof.

(i)                 Borrower shall have deposited an amount equal to $500,000.00 into the Carry Cost Account to be held and disbursed as Carry Cost Shortfall Funds in accordance with Section 6.6 of the Loan Agreement. Borrower acknowledges and agrees that the Cash Collateral Funds held by Agent pursuant to Section 6.12 of the Loan Agreement in the balance of

$601,530.89 (as of July 2025) will be transferred into the Carry Cost Account and maintained as Carry Cost Shortfall Funds in accordance with Section 6.6 of the Loan Agreement.

4.                  CROSS REFERENCES. All references to the “Loan Agreement” in any of the Loan Documents shall mean and refer to the Loan Agreement as modified and amended hereby. All references to the “Guaranty” in any of the Loan Documents shall mean and refer to the Guaranty as modified and amended hereby. All references to the “Environmental Indemnity” in any of the Loan Documents shall mean and refer to the Environmental Indemnity as modified

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and amended hereby. All references to the “Loan Documents” in any of the Loan Documents

shall mean and refer to the Loan Documents as modified and amended hereby.

5.                  FULL FORCE AND EFFECT. Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. The parties hereto acknowledge and agree that the Loan Documents, as hereby amended, are in full force and effect in accordance with their respective terms and have not been supplemented, modified or otherwise amended, canceled, terminated or surrendered, except pursuant to this Agreement. The Loan Documents are binding and enforceable as against the parties hereto in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity. Any inconsistency between this Agreement and the Loan Documents (as they existed before this Agreement) shall be resolved in favor of this Agreement, whether or not this Agreement specifically modifies the particular provision(s) in the Loan Documents inconsistent with this Agreement.

6.                  NO WAIVER. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent, Lender or Borrower under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

7.                  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.                  COUNTERPARTS. This Agreement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

9.                  SEVERABILITY. If any term, covenant or condition in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

10.              SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lender and their respective successors and assigns.

11.              AGENT’S AND LENDERS’ COSTS AND EXPENSES. Borrower

acknowledges and agrees that Borrower shall pay to Agent all of the actual out-of-pocket costs and expenses incurred by Agent and the Lenders in connection with the execution and delivery by Agent of this Agreement including without limitation Agent’s and Lenders’ reasonable legal fees and costs.

12.              ELECTRONIC SIGNATURES. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdr”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). Notwithstanding the foregoing, unless otherwise agreed to by Agent, in its sole discretion, the signature of Borrower and each Guarantor to this Agreement shall be in the form of an image of its manually executed signature transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign. The use of electronic

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signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of Borrower and each Guarantor hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of each of the signatory’s execution of this Agreement.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

BLOCK 40 PROPERTY, LLC

a Delaware limited liability company

By: Block 40 Managers, LLC, a Florida limited liability company, its Manager

By: /s/ Charles R. Abele, Jr.

Name: Charles R. Abele Jr.

Title: Authorized Manager - Representative

By: /s/ Peter John Jago

Name: Peter John Jago

Title: Authorized Manager - Representative

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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GUARANTOR:

/s/ Charles R. Abele, Jr.

CHARLES R. ABELE, JR.

/s/ Peter Jago

PETER JAGO

/s/ Niamh Targett

NIAMH TARGETT, in her capacity as Personal Representative Nominee UNDER THAT CERTAIN WILL AND TESTAMENT OF DANIEL MCCARTHY DATED MARCH 6, 2024

/s/ Harish Mehta

HARISH MEHTA

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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AGENT:

BRED V US INVESTMENTS 2 L.L.C,

a Delaware limited liability company

By: /s/ Robert Sitman

Title: Authorized Signatory

1818 Park - Third Omnibus Amendment to Loan Documents - Signature Page

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